                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                Genesco Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                 [GENESCO LOGO]

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Genesco Inc. will be held at the Company's executive offices, Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee, on Wednesday, June 23, 1999, at 10:00 a.m. The agenda will include the following items:

     1. electing nine directors;

     2. approving an amendment to the 1996 Stock Incentive Plan; and

     3. transacting any other business that properly comes before the meeting.

Shareholders of record at the close of business on April 28, 1999, will be entitled to vote at the meeting.

By order of the board of directors,
[/s/ ROGER G. SISSON]
Roger G. Sisson
Secretary

May 18, 1999

                                   IMPORTANT
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR SHARES WILL BE VOTED. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.

                                 [GENESCO LOGO]

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            WEDNESDAY, JUNE 23, 1999

The board of directors of Genesco Inc. ("Genesco" or the "Company") is furnishing this proxy statement in connection with its request for proxies to be voted at the annual meeting of shareholders. The meeting will be held at the Company's offices at 10:00 a.m. on Wednesday, June 23, 1999. The notice that accompanies this statement describes the items on the meeting agenda. This proxy material was first mailed to shareholders on or about May 18, 1999.

The Company will pay the cost of the proxy solicitation. In addition to this request, officers, directors and regular employees of the Company may solicit proxies personally and by mail, facsimile or telephone. They will receive no extra compensation for any solicitation activities. The Company has retained Georgeson & Co. Inc. to assist in the proxy solicitation. It will pay Georgeson a fee of $8,500 and reimburse its expenses. The Company will request brokers, nominees, fiduciaries and other custodians to forward soliciting material to the beneficial owners of shares and will reimburse the expenses they incur in doing so.

All valid proxies will be voted as the board of directors recommends, unless the proxy card specifies otherwise. A shareholder may revoke a proxy before the proxy is voted at the annual meeting by giving written notice of revocation to the secretary of the Company, by executing and delivering a later-dated proxy or by attending the annual meeting and voting in person the shares the proxy represents.

The board of directors does not know of any matter that will be considered at the annual meeting other than those the accompanying notice describes. If any other matter properly comes before the meeting, persons named as proxies will use their best judgment to decide how to vote on it.

The Company's executive offices are located at Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee 37217.

                               VOTING SECURITIES

The various classes of voting preferred stock and the common stock will vote together as a single group at the annual meeting.

April 28, 1999 was the record date for determining who is entitled to receive notice of and to vote at the annual meeting. On that date, the number of voting shares outstanding and the number of votes entitled to be cast were as follows:

----------------------------------------------------------------------------------
CLASS OF                                         NO. OF     VOTES PER     TOTAL
STOCK                                            SHARES       SHARE       VOTES
----------------------------------------------------------------------------------
Subordinated Serial Preferred Stock:
$2.30 Series 1                                     37,116       1           37,116
$4.75 Series 3                                     19,369       2           38,738
$4.75 Series 4                                     16,412       1           16,412
$1.50 Subordinated Cumulative Preferred Stock      30,017       1           30,017
Employees' Subordinated Convertible Preferred
  Stock                                            76,859       1           76,859
Common Stock                                   22,810,672       1       22,810,672
----------------------------------------------------------------------------------
----------------------------------------------------------------------------------

A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented at the meeting, it is considered present for quorum purposes for the rest of the meeting. Assuming enough shares for a quorum, a director will be elected if more votes are cast for than against election. Abstentions and shares represented at the meeting but not voted on a particular matter due to a broker's lack of discretionary voting power ("broker non-votes") will be counted for quorum purposes but not as votes cast for or against the election of directors. The proposed 1996 Stock Incentive Plan amendment requires approval by a majority of the Company's issued and outstanding common stock, because of a provision in the Plan. Consequently, abstentions and broker non-votes will effectively count as votes against approval. All the matters on the agenda for the meeting are routine matters as to which, under applicable New York Stock Exchange rules, a broker will have discretionary authority to vote if instructions are not received from the client at least 10 days prior to the annual meeting.

                             ELECTION OF DIRECTORS

Nine directors are to be elected at the meeting. They will hold office until the next annual meeting of shareholders and until their successors are elected and qualify.

All the nominees except Dr. Berry are presently serving as directors and all have agreed to serve if elected. The shares represented by valid proxies will be voted FOR the election of the following nominees, unless the proxies specify otherwise. If any nominee becomes unable or unwilling to serve prior to the annual meeting, the board of directors will reduce the number of directors comprising the board, pursuant to the Company's bylaws, or the proxies will be voted for a substitute nominee recommended by the board of directors.

INFORMATION CONCERNING NOMINEES

The names, ages and principal occupations of the nominees and certain information regarding their business experience are set forth below:

LEONARD L. BERRY, Ph.D., 56, Distinguished Professor of Marketing, Texas A&M University. Dr. Berry has been a professor of marketing at Texas A&M University since 1982. He is currently Distinguished Professor of Marketing and Director of the Center for Retailing Studies and holds the J.C. Penney Chair in Retailing Studies at Texas A&M. He is a director of CompUSA, Inc., Lowe's Companies, Inc., Hastings Entertainment, Inc. and the Council of Better Business Bureaus.

DAVID M. CHAMBERLAIN, 55, Chairman of Genesco. Mr. Chamberlain was elected chairman as of February 1, 1995. Mr. Chamberlain served as president of the Company from October 1994 until October 1996 and as chief executive officer from October 1994 until January 1997. In March 1998, he became president, chief executive officer and a director of L. Kee & Co., a California based textile importer, and in 1999 became vice chairman of that company. Mr. Chamberlain joined Shaklee Corporation, a manufacturer and marketer of consumer products, in 1983 as president and chief operating officer, and served as chief executive officer from 1985 until 1993. He was chairman of Shaklee Corporation from 1989 until May 1994, when he became a partner in Consumer Focus Partners, a California venture capital firm. He has been a director of Genesco since 1989. Mr. Chamberlain is also vice chairman of Wild Oats Markets, Inc. and a director of Picture People, Inc. and Payless Cashways, Inc.

W. LIPSCOMB DAVIS, JR., 67, Partner, Hillsboro Enterprises. Mr. Davis has been a principal of Hillsboro Enterprises, an investment partnership, and of its corporate predecessor since 1960. He has been a director of Genesco since 1988. He is also a director of American General Corp., SunTrust Bank Nashville, N.A. and Thomas Nelson, Inc.

JOEL C. GORDON, 70, Chairman, Cardiology Partners of America. Mr. Gordon was named chairman of Cardiology Partners of America, a physician practice management company specializing in cardiology practices on a national basis, in February 1997. He was chairman of the board of Surgical Care Affiliates from its founding in 1982 until 1996 and served as its chief executive officer from 1987 until 1996. Mr. Gordon was a founder and served as president and vice-chairman of the board of General Care Corp., an owner and operator of general acute care hospitals, from 1969 until its sale to Hospital Corporation of America in 1980. He has been a director of Genesco since 1992. Mr. Gordon is also a director of Sun-Trust Bank Nashville, N.A., HealthSouth Corporation, Cardiology Partners of America and Medsynergies Inc.

BEN T. HARRIS, 55, President and Chief Executive Officer of Genesco. Mr. Harris joined the Company in 1967 and was named manager of the leased department division of Genesco's Jarman Shoe Company in 1980. In November 1991, he became president of the Jarman Shoe Company and in December 1994, president of the Company's retail division. In February 1996, he was named executive vice president -- operations of the Company. He became president and chief operating officer in October 1996 and assumed his present position in February 1997.

KATHLEEN MASON, 50, President of the HomeGoods division of The TJX Companies, Inc. Ms. Mason, who joined Genesco's board in 1996, was named president of the HomeGoods division of The TJX Companies, Inc., an apparel and home fashion retailer, in 1997. She was employed by Cherry & Webb, a women's apparel specialty chain, from 1987 until 1992, as executive vice president, then until 1997 as chairman, president and chief executive officer. Her previous business experience includes senior management positions with retailers May Company, The Limited Inc. and the Mervyn's Stores division of Dayton-Hudson Corp.

WILLIAM A. WILLIAMSON, JR., 63, Private Investor. Mr. Williamson was employed from 1958 to 1992 by Durr-Fillauer Medical, Inc., a distributor of pharmaceuticals, drug store sundries and medical, surgical and veterinary products, and became chief executive officer of that company in 1974 and chairman in 1981. He has been a director of Genesco since 1989. Mr. Williamson is also a director of Dunn Investment Company.

WILLIAM S. WIRE II, 67, Retired Chairman and Chief Executive Officer of
Genesco. Mr. Wire joined the Company in 1962, was elected a vice president in 1971, senior vice president -- finance in 1984 and vice chairman and a director in 1985. He was elected president and chairman in 1986, served as chief executive officer from 1986 until 1993 and retired as chairman in 1994. Mr. Wire is also a director of First American Corporation, First American National Bank, Dollar General Corporation and American Endoscopy Service, Inc.

GARY M. WITKIN, 50, Director. Mr. Witkin served as president and chief executive officer of Service Merchandise Co., Inc., a retailer of jewelry and brand-name home products from March 1997 until January 1999. Previously, he had been president and chief operating officer of that company since November 1994. He was a director and vice chairman of Sak's Fifth Avenue from 1992 until 1994. Mr. Witkin was elected to Genesco's board in December 1996.

BOARD COMMITTEES AND MEETINGS

The board of directors met seven times during the fiscal year ended January 30, 1999 ("Fiscal 1999"). No director was present at fewer than 75% of the total number of meetings of the board of directors and the committees of the board on which he or she served during Fiscal 1999. A description of each board committee and its membership follows.

AUDIT COMMITTEE

     Members:  Joel C. Gordon (chairman), W. Lipscomb Davis, Jr. and Kathleen
               Mason

The audit committee met four times in Fiscal 1999. The functions of the audit committee are (i) to serve as the primary means of communication between the board of directors and both the independent accountants and the internal audit function, (ii) to assist and make recommendations to the board of directors in fulfilling its responsibilities relating to the Company's accounting, financial reporting and internal accounting control policies and practices, (iii) to review with the independent accountants and the internal audit function the scope of the annual audit plan, the results of the annual audit and the adequacy of the Company's internal accounting controls, (iv) to make recommendations to the board of directors with respect to the selection of independent accountants,
(v) to review any non-audit services rendered by the independent accountants,
(vi) to approve the fees payable to the independent accountants, (vii) to monitor compliance with the Company's legal compliance policies and (viii) to engage independent accountants and other professional advisors to conduct such special reviews or studies as the committee deems appropriate in fulfilling its responsibilities.

NOMINATING COMMITTEE

     Members: W. Lipscomb Davis, Jr. (chairman), David M. Chamberlain, Ben T. Harris and William S. Wire II

The nominating committee met two times in Fiscal 1999. The function of the nominating committee is to make recommendations to the board of directors with respect to (i) the size of the board of directors, (ii) candidates for election to the board of directors, (iii) the designation of committees of the board of directors, their functions and members, (iv) the succession of the executive officers of the Company and (v) board policies and procedures and other matters of corporate governance. The nominating committee will consider for nomination as directors qualified nominees recommended by shareholders, who may submit recommendations to the committee in care of the secretary of the Company, giving in detail the qualifications and experience of the persons so recommended.

COMPENSATION COMMITTEE

     Members: William A. Williamson, Jr. (chairman), Joel C. Gordon and Gary M. Witkin

The compensation committee met four times in Fiscal 1999. The functions of the compensation committee are (i) to approve the compensation of the officers of the Company, (ii) to review the salary ranges applicable to other employees of the Company whose base annual salary is at the rate of $125,000 or more, (iii) to make recommendations to the board of directors with respect to the compensation of directors, (iv) to review and provide assistance and recommendations to the board of directors with respect to (a) management incentive compensation plans and (b) the establishment, modification or amendment of any employee benefit plan (as that term is defined in the Employee Retirement Income Security Act of 1974) to the extent that action by the board of directors is required, (v) to serve as the primary means of communication between the administrator of the Company's employee benefit plans and the board of directors and (vi) to administer the Company's 1996 Stock Incentive Plan, the 1987 Stock Option Plan and the Employee Stock Purchase Plan.

FINANCE COMMITTEE

     Members: David M. Chamberlain (chairman), Ben T. Harris, Kathleen Mason, William A. Williamson, Jr. and William S. Wire II

The finance committee met four times in Fiscal 1999. The functions of the finance committee are (i) to review and make recommendations to the board with respect to (a) the establishment of bank lines of credit and other short-term borrowing arrangements, (b) the investment of excess working capital funds on a short-term basis, (c) significant changes in the capital structure of the Company, including the incurrence of long-term indebtedness and the issuance of equity securities, (d) the declaration/omission of dividends and (e) the annual capital expenditure and charitable contribution budgets; (ii) to serve as the primary means of communication between the board of directors and the investment committee, the trustees of the Genesco Restricted Investments Pension Trust and the chief financial officer of the Company regarding the activities of such committee, trustees and officers with respect to certain of the Company's employee benefit plans (as that term is defined in the Employee Retirement Income Security Act of 1974) and (iii) to appoint, remove and approve the compensation of the trustees under any employee benefit plan.

DIRECTOR COMPENSATION

Directors who are not employees of the Company receive a retainer of $15,000 per year and a fee of $750 for each board or committee meeting they attend in person and $500 for each meeting they attend by telephone. The chairman of the board receives an additional monthly retainer of $5,000. Each committee chairman receives an additional $2,000 a year. The Company also pays the premiums for non-employee directors on $50,000 of coverage under the Company's group term life insurance policy plus additional cash compensation to offset taxes on their imputed income from such premiums. Directors who are full-time Company employees do not receive any extra compensation for serving as directors.

The 1996 Stock Incentive Plan (the "Plan") provides for the issuance to directors who are not employees of the Company of up to 100,000 shares of common stock, subject to adjustment in certain circumstances. The Plan provides for the automatic issuance of shares of common stock valued at $15,000 to a newly elected non-employee director on the date of the first annual meeting at which he or she is elected a director. The Plan also currently provides for common stock valued at $15,000 to be issued to each non-employee director at three-year intervals. The shares are subject to restrictions on transfer and, with certain exceptions, to forfeiture if the director's service terminates during the three years following the date of grant. The proposed amendment to the Plan would replace the triennial grant of restricted stock with an annual grant of options to purchase 4,000 shares of common stock at the stock's closing price on the New York Stock Exchange on the grant date. See "Approval of Amendment to 1996 Stock Incentive Plan." The Plan also permits non-employee directors to elect to exchange all or part of their annual retainers for shares of restricted stock at 75% of fair market value. Such shares are subject to restrictions on transfer for five years and to forfeiture if the director's service terminates before the retainer represented by such shares is earned. As of April 30, 1999, 27,335 shares of common stock had been issued to non-employee directors pursuant to the Plan, of which 4,473 had been forfeited, leaving 77,138 shares available for future grants.

                        SECURITY OWNERSHIP OF OFFICERS,
                      DIRECTORS AND PRINCIPAL SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

The following table sets forth the ownership of the entities which, according to the most recent filings of Schedule 13G and amendments thereto, as applicable, by the beneficial owners as of the record date for this meeting, own beneficially more than 5% of the various classes of voting securities described on page 3 taken as a single voting group. Percentage data is calculated on outstanding shares at April 28, 1999.

-----------------------------------------------------------------------------
NAME AND ADDRESS                            CLASS OF    NO. OF     PERCENT OF
OF BENEFICIAL OWNER                          STOCK      SHARES       CLASS
-----------------------------------------------------------------------------
EnTrust Capital Inc.(1)                      Common    2,370,591      10.4%
Eagle Asset Management, Inc.(2)              Common    2,353,315      10.3%
-----------------------------------------------------------------------------
-----------------------------------------------------------------------------

(1) Address: 650 Madison Avenue, New York, New York 10022. Number of shares from
    Schedule 13G amendment filed on February 9, 1999.
(2) Address: 880 Carillon Parkway, St. Petersburg, Florida 33776. Number of shares from a Schedule 13G amendment filed on January 29, 1999.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of April 30, 1999, regarding the beneficial ownership of the Company's common stock by each of the Company's current directors, the additional nominee for election as a director, the persons required to be named in the Company's summary compensation table appearing elsewhere in the proxy statement and the current directors and executive officers as a group. None of such persons owns any equity securities of the Company other than common stock.

-----------------------------------------------------------------------------------
                            NAME                              NO. OF SHARES(1)
-----------------------------------------------------------------------------------
Leonard L. Berry                                                      1,500
David M. Chamberlain                                              1,201,498(2)
W. Lipscomb Davis, Jr.                                               74,384(3)
Joel C. Gordon                                                       53,500(4)
Ben T. Harris                                                       316,149(5)(6)
Kathleen Mason                                                       11,541
William A. Williamson, Jr.                                          112,813
William S. Wire II                                                   22,532
Gary M. Witkin                                                        3,616
James S. Gulmi                                                      237,541(5)
Fowler H. Low                                                        98,100(5)
Craig E. Michael                                                     25,250(5)
Hal N. Pennington                                                    81,085(5)
Current Directors and Executive Officers as a Group (15
  Persons)                                                        2,281,840(5)(7)
-----------------------------------------------------------------------------------
-----------------------------------------------------------------------------------

(1) Each director and officer owns less than 1% of the outstanding shares of the Company's common stock, except for Mr. Chamberlain, who owns 5.3% of such shares.
(2) Includes 406,167 shares held by Mr. Chamberlain jointly with his wife, as trustees of a family trust, and 30,000 shares held by their daughters. Also includes 642,100 shares which may be purchased within 60 days upon exercise of options granted in connection with Mr. Chamberlain's election as president of the Company and under the Company's 1987 Stock Option Plan and 1996 Stock Incentive Plan, and 66,666 restricted shares granted to Mr. Chamberlain under the 1996 Stock Incentive Plan, which are subject to transfer restrictions and to forfeiture under certain circumstances, but which Mr. Chamberlain is entitled to vote.
(3) Includes 16,000 shares of common stock owned by Mr. Davis' mother, for whom he holds power of attorney and 10,000 shares held by a partnership in which Mr. Davis exercises investment authority. Mr. Davis disclaims beneficial ownership of his mother's shares.

(4) Includes 10,750 shares owned by Mr. Gordon's wife.
(5) Includes (i) with respect to Messrs. Harris, Gulmi, Low and Pennington, 262,920, 228,156, 78,750, and 50,235 shares, respectively, which may be purchased within 60 days upon exercise of options granted to them under the Company's stock option plans and (ii) with respect to all current executive officers, a total of 654,310 shares which may be purchased within 60 days upon exercise of options under such plans.
(6) Includes 13,585 shares owned by Mr. Harris jointly with his wife and 1,000 shares held by his daughter, for which Mr. Harris disclaims beneficial ownership.
(7) Constitutes approximately 10.0% of the outstanding shares of the Company's common stock.

COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING RULES

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by officers and directors, all persons subject to the reporting requirements of
Section 16(a) filed the required reports on a timely basis.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation earned by or awarded or paid to the chief executive officer and each of the other four most highly compensated executive officers employed by the Company at January 31, 1999 (together, the "named executive officers") for each of fiscal 1997, 1998, and 1999.

---------------------------------------------------------------------------------------------------------------------------------
                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARDS
                                                  ANNUAL COMPENSATION          RESTRICTED    SECURITIES
                                                                OTHER ANNUAL     STOCK       UNDERLYING               ALL OTHER
NAME AND PRINCIPAL POSITION AT     FISCAL   SALARY     BONUS    COMPENSATION     AWARDS       OPTIONS      PAYOUTS   COMPENSATION
JANUARY 30, 1999                    YEAR      ($)       ($)         ($)           ($)           (#)          ($)         ($)
---------------------------------------------------------------------------------------------------------------------------------
Ben T. Harris                       1999    327,246   193,362          --            --             --     255,451(1)       --
 President and Chief                1998    325,456   126,140          --            --         64,420          --          --
 Executive Officer                  1997    251,477   176,615          --            --        196,000          --          --
James S. Gulmi                      1999    239,500    78,177          --            --         12,000          --          --
 Senior Vice                        1998    231,202    52,450          --            --         36,035          --          --
 President -- Finance               1997    221,969    68,745          --            --         87,071          --          --
 and Chief Financial Officer
Fowler H. Low                       1999    160,831   489,298          --            --             --          --          --
 Employee -- Consultant (Senior     1998    252,257   148,635          --            --             --          --      75,418(2)
 Vice President                     1997    251,969   116,500          --            --         78,250          --      78,000(2)
 until July 31, 1998)
Craig E. Michael                    1999    256,872   226,800          --            --         12,000          --          --
 Senior Vice President              1998    200,000   158,940          --            --         10,000          --          --
                                    1997    181,003   140,715          --            --         30,000          --          --
Hal N. Pennington                   1999    210,872   210,551          --            --         15,000          --          --
 Senior Vice President              1998    195,187   120,243          --            --         20,650          --          --
                                    1997    141,987    76,318          --            --         59,585          --          --
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) The value, based on the closing price of the Company's common stock on the grant date, of a grant of 34,344 shares of stock under a three-year incentive program. See "Compensation Committee Report on Executive Compensation -- Chief Executive Officer Compensation."

(2) Lump sum premium payments made pursuant to a 1989 agreement, plus an additional payment to reimburse federal income taxes payable with respect to the premiums.

OPTION GRANTS IN FISCAL 1999

The following table sets forth information regarding stock options granted to the named executive officers in Fiscal 1999. All the grants will become exercisable in four equal annual installments beginning on the first anniversary of the grant date. They expire on the tenth anniversary of the grant date, except that they are subject to earlier termination upon termination of the grantee's employment. No stock appreciation rights were granted by the Company in Fiscal 1999. The potential realizable values shown in the table are hypothetical, have not been discounted to reflect their present value and are not intended as a forecast of future stock price appreciation. Any gains which may be realized upon exercise of such options will depend upon the actual market price of the Company's common stock on the date the option is actually exercised.

-------------------------------------------------------------------------------------------------------
                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                     ANNUAL RATES OF
                        NUMBER OF     % OF TOTAL                                       STOCK PRICE
                        SECURITIES     OPTIONS                                      APPRECIATION FOR
                        UNDERLYING    GRANTED TO                                       OPTION TERM
                         OPTIONS     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION         10 YEARS
NAME                    GRANTED(#)   FISCAL YEAR    ($ PER SHARE)       DATE       5%($)       10%($)
-------------------------------------------------------------------------------------------------------
Ben T. Harris                 --           --             N/A              N/A         --           --
James S. Gulmi            12,000          4.5            6.06          8/25/08     45,733      115,897
Fowler H. Low                 --           --             N/A              N/A         --           --
Craig E. Michael          12,000          4.5            6.06          8/25/08     45,733      115,897
Hal N. Pennington         15,000          5.6            6.06          8/25/08     57,167      144,871
-------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------

The stock option grants were made under the Company's 1996 Stock Incentive Plan. The option price per share under the Plan may not be less than the fair market value of the Company's common stock (the closing price of the stock on the New York Stock Exchange) on the date the option is granted or the most recent previous trading date. Plan options may not be exercised during the first twelve months after the date of grant. Thereafter, options may be exercised as determined by the compensation committee of the board of directors. All the options will vest and become exercisable upon a change of control as described under "Employment Contracts, Change of Control Arrangements and Severance Agreement" below.

AGGREGATED OPTION EXERCISES IN FISCAL 1999 AND YEAR END OPTION VALUES

The following table sets forth information concerning (i) stock options exercised during Fiscal 1999 by the named executive officers, (ii) the number of shares subject to unexercised options held by such persons at January 30, 1999, indicat-ing those currently exercisable and those not yet exercisable and (iii) the value of such unexercised options on January 30, 1999. The values of unexercised options are calculated by subtracting the exercise price from the closing market price of the common stock on the New York Stock Exchange on January 29, 1999 ($7.438). In-the-money options are those whose exercise price is below market value.

--------------------------------------------------------------------------------

                                                             NUMBER OF SHARES            VALUE OF UNEXERCISED
                              SHARES                       UNDERLYING OPTIONS AT        IN-THE-MONEY OPTIONS AT
                            ACQUIRED ON      VALUE          FISCAL YEAR-END(#)            FISCAL YEAR-END($)
           NAME             EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
-----------------------------------------------------------------------------------------------------------------
Ben T. Harris                     --             --       186,000        134,920        530,012        104,454
James S. Gulmi                    --             --       195,871         71,035        775,075         90,515
Fowler H. Low                     --             --        82,750         21,500        287,526         79,417
Craig E. Michael              10,250        108,844         6,250         37,500             --         51,135
Hal N. Pennington              3,000         42,000        50,835         51,150        121,338         55,269
-----------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------

PENSION PLAN

The Genesco Retirement Plan is a noncontributory, qualified pension plan. Prior to December 31, 1995, it provided retirement benefits to eligible participants based on a formula taking into consideration the average of the 10 highest consecutive years' earnings of the participant, years of benefit service and other factors.

Effective January 1, 1996, the Retirement Plan was amended to establish a cash balance formula. Benefits earned prior to that date under the 10-year average formula were preserved as of that date. Under the new formula, each eligible participant's account is credited with an amount equal to 4% of his or her annual compensation plus an additional 4% of such compensation in excess of the Social Security taxable wage base ($68,400 in 1998). The Internal Revenue Code limits to $160,000 the amount of salary which may be taken into account in calculating Retirement Plan benefits in 1998. Taking into account the preserved benefit under the Retirement Plan prior to amendment and the projected total benefit under the amended Retirement Plan, and assuming that the participant's accrued benefits at normal retirement are taken in the form of a single life annuity, the estimated annual benefit payable for each named executive officer at retirement is as follows: Ben T. Harris -- $54,538; James S.
Gulmi -- $72,859, Fowler H. Low -- $73,976, Craig E. Michael -- $21,953 and Hal
N. Pennington -- $59,272.

The years of benefit service of the persons named in the Summary Compensation Table are: Ben T. Harris -- 31 years; James S. Gulmi -- 27 years, Fowler H.

Low -- 36 years, Craig E. Michael -- 22 years and Hal N. Pennington -- 37 years. The earnings of such persons for purposes of computing benefits under the Plan are substantially the same as set forth in the Summary Compensation Table in the salary and annual bonus columns, except that the Internal Revenue Code limits to $160,000 the amount of a person's annual earnings which may be taken into account in calculating benefits under the Retirement Plan during the calendar year 1998. A participant has no vested benefits under the Retirement Plan until he or she has five years' service with the Company.

EMPLOYMENT CONTRACTS, CHANGE OF CONTROL ARRANGEMENTS AND SEVERANCE AGREEMENT

Messrs. Harris, Gulmi and Pennington are parties to employment protection agreements. The agreements become effective only in the event of a change of control, which will be deemed to have occurred if a person or group acquires securities representing 20% or more of the voting power of the Company's outstanding securities or if there is a change in the majority of directors in a contested election. Each agreement provides for employment by the Company for a term of three years following a change of control. The executive is to exercise authority and perform duties commensurate with his authority and duties immediately prior to the effective date of the agreement. He is also to receive compensation (including incentive compensation) during the term in an amount not less than that which he was receiving immediately prior to the effective date. If the executive's employment is actually or constructively terminated by the Company without cause during the term of the agreement, the executive will be entitled to receive a lump-sum severance allowance equal in Mr. Harris' case to three times and in the case of the other named executive officers to twice the compensation and benefits he would otherwise receive under the agreement for the remainder of the term, plus reimbursement for any excise tax owed thereon and for taxes payable by reason of the reimbursement.

All stock options granted by the Company under the Company's stock option plans become immediately vested and exercisable upon a change of control as defined in the stock option agreements entered into with each optionee, provided that at least one year has elapsed since the date the option was granted. The definition of change of control in the stock option agreements is substantially the same as in the employment protection agreements described above.

Mr. Michael and the Company are parties to an agreement whereby he resigned as senior vice president of the Company on January 31, 1999 and left employment by the Company on March 31, 1999. Under the agreement, he will serve as an exclusive consultant to the Company through April 2000 for a monthly fee equal to his final monthly salary.

Mr. Low retired from full-time employment with the Company in July 1998. Since the beginning of Fiscal 1999 he had been assigned to manage the divestiture of the Company's western boot operations. He was not a participant in the Management Incentive Compensation Plan for Fiscal 1999, but he received a bonus of 15% of the amount by which the proceeds of the divestiture and the operating results of the boot division pending divestiture were better than the assumptions reflected in the Company's budget for those items. The bonus totaled $489,298. Mr. Low also assisted the Company in the discontinuation of its leased men's shoe departments' operations in the former Mercantile Stores Company's department store chains as a consultant to the Company. Under his current arrangement with the Company, he is paid a retainer of $50,000 per year.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  General

The compensation committee (the "Committee") of Genesco's board of directors has general oversight responsibility for the compensation of the Company's executive officers. See "Election of Directors -- Compensation Committee" for a detailed description of the functions of the Committee. The Committee is currently composed of the three directors named at the end of this report, none of whom are employees of the Company.

The compensation policies of the Committee are designed to attract and retain qualified key management personnel and to provide motivation and reward for achievement of the operating and strategic goals and objectives of the Company. The Committee also seeks to increase key management's ownership of the Company's common stock, with the goal of better aligning management's interests with those of the Company's shareholders. It is the Committee's policy to pay competitive base salaries and to provide executive officers with the opportunity, through annual cash incentive compensation, to earn above-average total cash compensation based on the achievement of outstanding results. The principal components of Genesco's executive compensation program currently are base salary, annual cash incentive compensation and stock options.

  Base Salary

It is the Committee's general policy to approve competitive base salaries for its executive officers. Salary ranges are established for each executive officer's posi-tion, the mid-points of which approximate the median base salary ranges for positions of similar scope, complexity and responsibility in companies with comparable sales volume. The Committee annually reviews and, if appropriate, adjusts executive officers' salary ranges after considering the advice of senior management and independent compensation consultants. The principal comparative data underlying the consultants' advice to the Committee are limited neither to companies in the specific industries in which the Company competes nor to the companies included in the S&P weighted average industry index included in the stock performance graph. The Committee believes that the Company competes with employers outside the specific industries in which it does business to hire and retain qualified executives. In making individual base salary decisions, the Committee may consider, in addition to relevant market survey data, a mix of factors, including (i) the executive's experience, management and leadership ability and technical skills; (ii) the executive's compensation history; (iii) corporate or, if appropriate, operating unit performance and (iv) individual performance. While the Committee typically gives greater weight to the objective, market survey data, the weight to be given to the more subjective factors in particular cases is within the Committee's discretion.

  Incentive Compensation

Executive officers participate in Genesco's management incentive compensation plan, which is designed to retain and motivate management and to focus its attention on the achievement of the Company's annual operating plan and identified, strategic objectives. The Committee reviews and adopts the plan after consultation with senior management.

Plan participants are selected by the chief executive officer, who is not eligible to participate in the plan. Approximately 265 management employees including all executive officers except the chief executive officer participated in the plan for Fiscal 1999; 309 management employees are participants in Fiscal 2000.

Under the Fiscal 1999 plan, executive officers were eligible to receive a fraction or multiple of a target award equal to as much as 50% of their base salaries. Participants who were presidents of the Company's operating divisions were eligible to earn cash awards in amounts determined 50% on the basis of earnings and asset utilization goals for their respective divisions set by the chief executive officer during the first quarter of the fiscal year, 25% on the basis of earnings and asset utilization goals for the entire Company and 25% on the basis of individual strategic goals agreed upon by the participant and the chief executive officer during the first quarter of the fiscal year. Other participants' awards were deter-mined 75% on the basis of corporate earnings and asset utilization goals and 25% on the basis of individual strategic goals similarly agreed with the chief executive officer. As discussed below, participants' achievement of earnings and asset utilization goals is objectively measurable. Specific goals were established by the chief executive officer, based primarily upon the Company's annual operating plan. Achievement of individual strategic goals was determined by the chief executive officer based upon a year-end review of the participant's performance.

Applicable earnings and asset utilization goals for each participant were specified as a range. If the applicable minimum earnings and asset utilization goals were achieved, the amount of the award earned by the participant was at least 80% of a predetermined target award payable for a specified level of results within the range. Multiples of the award were payable for operating results above the target level. No portion of the award for achievement of individual strategic goals was ordinarily to be paid unless some portion of the applicable award for operating results was earned, although the plan authorized the Committee to consider exceptions for extraordinary strategic successes upon the recommendation of the chief executive officer. No exceptions of this nature were made under the Fiscal 1999 plan. An operating division president could not earn a greater percentage of the maximum award for corporate earnings and asset utilization goals than for his business unit's operating results. Awards totaling $1,800,000 and averaging approximately 1.48 times the target were paid out under the Fiscal 1999 plan.

The plan permitted the Committee to adjust the operating goals of an individual operating division during the course of the year to reflect unusual or nonrecurring charges or credits to earnings, changes in accounting principles and other factors not considered in establishing the goals in question. The Committee determined to exclude the financial results of the Company's leased men's shoe department operations from the calculation of earnings and asset utilization achieved by the Company as a whole during Fiscal 1999. During the second quarter of Fiscal 1999, Dillard's Inc. announced plans to acquire Mercantile Stores Company, whose men's shoe departments the Company had operated under a lease arrangement for approximately 40 years. Dillard's Inc. advised the Company that it would seek to end the lease arrangement after its completion of the acquisition, and the Company phased down its operations in the leased departments for the rest of the fiscal year. In deciding to exclude the leased departments' financial results from the incentive plan calculation, the Committee took into consideration the fact that the Mercantile acquisition and the termination of the lease arrangement were beyond management's control. The Committee also considered management's performance in negotiating withdrawal arrangements and in operating the leased departments during the transition in a manner that avoided large operating losses and writedowns of assets. The exclusion of the departments' financial results made the total bonus payment under the Fiscal 1999 plan approximately 15% higher than it would otherwise have been.

The Fiscal 2000 plan approved by the Committee refines the prior year plan's focus on earnings and asset usage by adopting an Economic Value Added (EVA*) approach to incentive compensation. The Fiscal 2000 plan, like the Fiscal 1999 plan, makes executive officers and other management employees eligible to receive a fraction or multiple of a predetermined target. The same combinations of divisional and corporate results and personal performance objectives that determined individual participants' awards under the prior plan apply to the Fiscal 2000 plan.

The Fiscal 2000 plan uses EVA as the measure of financial performance of the Company and its divisions. EVA is determined by subtracting a charge for the capital used to generate profit from a business unit's net operating profit after taxes. Each business unit's expected year-to-year change in EVA is determined in advance, as is the relationship between the magnitude of changes in EVA relative to expected levels and the bonus award. A significant change in the Fiscal 2000 plan from prior years is the following described "bonus bank" feature: Awards for better than expected EVA are uncapped and a "negative award" for worse than expected results is possible. Any award in excess of three times the target bonus and any negative award is credited to the participant's account in the bonus bank. Each year, a participant will receive a payout equal to (i) the current year's award, up to three times the target plus (ii) one third of the positive balance, if any, in the participant's account. Any positive balance is forfeited if the participant voluntarily resigns from employment by the Company or is terminated for cause. The Committee believes that the "bonus bank" feature of the plan offers improved incentives for management to focus on building long-term value in the Company, and that the forfeiture provisions will aid the retention of key employees.
---------------
* EVA is a trademark of Stern Stewart & Co.

  Stock Options

The Committee believes that granting stock options to selected key executives of the Company provides them with a strong incentive to make decisions which are in the long-term best interests of the Company and thus serves to balance the short-term annual cash incentive component of executive compensation. The Committee further believes that options tend to align the financial interests of management with those of the Company's shareholders, since the value of an option is dependent upon improvement in the Company's performance and the recognition of that improved performance in the market for the Company's common stock. Options are granted with an exercise price equal to or greater than the fair market value of the stock on the date of grant. Options are typically granted to executive officers and other key employees on an annual basis and typically become exercisable in installments of 25% of the total number of shares subject to the options.

In Fiscal 1999, the Committee granted a total of 268,000 options to 60 employees. Options granted under the plan expire ten years after the date of grant. Staggering the vesting of exercise rights requires the executive to remain employed by the Company for the entire vesting period to realize fully the gain on the total number of shares covered by the option. A total of 60 employees of the Company held options to purchase shares of the Company's common stock as of April 28, 1999.

  Chief Executive Officer Compensation

Mr. Harris received a base salary of $325,000 and a bonus of $193,362 for Fiscal 1999. The bonus award approved by the Committee was based upon considerations similar to those underlying the Management Incentive Compensation Plan for the fiscal year.

In February 1998, the Committee adopted a three-year, stock-based incentive compensation plan for Mr. Harris pursuant to which Mr. Harris agreed to forego salary increases and stock option grants during Fiscal 1999, 2000 and 2001. The resulting gap between his compensation level under the three-year plan and competitive base salaries and incentive compensation for chief executive officers of competitive companies for the three-year period -- approximately $2.4 million, according to the Company's independent compensation consultants -- will be bridged with annual awards of common stock, contingent on the achievement of certain defined levels of growth in the Company's revenues and in its ratio of earnings before interest and taxes to sales. Each year's award will be multiplied by a factor between .75 and 1.25, based on the achievement of certain predetermined goals with respect to the Company's ratio of assets to sales. Mr. Harris may earn a maximum of 300,000 shares, representing a total of approximately 150% of the gap between competitive compensation levels and his non-contingent compensation, over the three-year period. Mr. Harris received a grant of 34,344 shares for Fiscal 1999. For the reasons discussed above under "Annual Incentive Compensation," the Committee adjusted the award to exclude the financial results of the Company's leased men's shoe department operations. The Committee believes that Mr. Harris's compensation plan reflects a strong commitment on its part and his to the philosophy of pay for performance and that, by focusing on sales growth, return on sales and efficient asset utilization, the plan should reward Mr. Harris for achieving goals of real long-term significance to the Company and its shareholders.

  Tax Deductibility Limit

Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. This deduction limit generally applies only to compensation that could otherwise be deducted by a company in a taxable year. The Committee has reviewed the Company's executive compensation plans and believes that no executive officer of the Company is likely to be paid compensation not exempt from Section 162(m) limits exceeding $1 million in Fiscal 2000. The Committee will consider the requirements of Section 162(m) in authorizing or recommending future executive compensation arrangements.

                                           By the Committee:
                                           William A. Williamson, Jr., Chairman
                                           Joel C. Gordon
                                           Gary M. Witkin

                            STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total shareholder return on the Company's common stock for the last five fiscal years with the cumulative total return of (i) the S&P 500 Index and (ii) the S&P Footwear-500. The graph assumes the investment of $100 in the Company's common stock, the S&P 500 Index and the S&P Footwear-500 at the market close on January 31, 1994 and the reinvestment monthly of all dividends.

     Measurement Period                             Footwear-          S&P 500
    (Fiscal Year Covered)        Genesco Inc.          500              Index
Jan. 94                                     100               100               100
Jan. 95                                   51.52            123.16            100.53
Jan. 96                                   93.94            173.47            139.40
Jan. 97                                  212.12            329.10            176.12
Jan. 98                                  293.94            196.81            223.51
Jan. 99                                  180.32            213.70            296.13

               APPROVAL OF AMENDMENT TO 1996 STOCK INCENTIVE PLAN

Subject to shareholder approval, the board of directors has approved an amendment to the provisions of the 1996 Stock Incentive Plan covering stock-based compensation to non-employee directors. The amendment would provide for an annual grant to each non-employee director of options (the "Director Options") to purchase 4,000 shares of common stock. It would remove a provision for the grant at every third annual meeting of shares of restricted stock valued at $15,000, based on the stock's closing price on the New York Stock Exchange on the grant date.

The Director Options would be granted annually on the date of the annual meeting, would become exercisable six months after the grant date and would expire on the earlier of the tenth anniversary of their grant or three months after the director leaves the board except by reason of death. If a director died, his or her Director Options would expire on the earlier of the first anniversary of the date of death or the tenth anniversary of the grant. The exercise price of the Director Options would be the New York Stock Exchange closing price on the grant date. On April 28, 1999, that closing price was $11.25.

The grant of Director Options would have no federal income tax consequences for the Company or the grantee. Upon exercise, the non-employee director would realize ordinary income and the Company a deduction equal to the difference between the market value of the stock underlying the Director Option on the exercise date and the exercise price of the Director Option.

The following table sets out certain information regarding the benefits or amounts that would be allocated to certain individuals and groups under the proposed amendment:

                               NEW PLAN BENEFITS
                PROPOSED AMENDMENT TO 1996 STOCK INCENTIVE PLAN

-------------------------------------------------------------------------------
NAME AND POSITION                            DOLLAR VALUE($)    NUMBER OF UNITS
-------------------------------------------------------------------------------
Ben T. Harris,                                     -0-                 -0-
  President and Chief Executive Officer
James S. Gulmi,                                    -0-                 -0-
  Senior Vice President
Fowler H. Low,                                     -0-                 -0-
  Employee Consultant
Craig E. Michael,                                  -0-                 -0-
  Senior Vice President
Hal N. Pennington,                                 -0-                 -0-
  Senior Vice President
Executive Director Group                           -0-                 -0-
Non-Executive Director Group                          (1)           77,138(2)
Non-Executive Officer                              -0-                 -0-
  Employee Group
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

(1) Not presently determinable. Director Options would have an exercise price equal to the market value of underlying shares at the grant date.

(2) Assuming all remaining shares available for grant to non-employee directors were granted as Director Options.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE BY THE HOLDERS OF COMMON STOCK FOR THE PROPOSED AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN, AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                     PROPOSALS FOR THE 2000 ANNUAL MEETING

Proposals of shareholders intended for inclusion in the proxy material for the 2000 annual meeting of shareholders must be received at the Company's offices at Genesco Park, P. O. Box 731, Nashville, Tennessee 37202-0731, attention of the secretary, no later than January 18, 2000.

                               TABLE OF CONTENTS

                               PAGE
                               ----
Notice.......................    1
Voting Securities............    3
Election of Directors........    3
Security Ownership of
  Officers, Directors and
  Principal Shareholders.....   10
Executive Compensation.......   13
Stock Performance Graph......   23
Approval of Amendment to
  1996 Stock Incentive
  Plan.......................   23
Proposals for the 2000
  Annual Meeting.............   25

                                 (GENESCO LOGO)

                                                                       NOTICE OF
                                                                  ANNUAL MEETING
                                                                             AND
                                                                 PROXY STATEMENT

                                                                  ANNUAL MEETING
                                                                 OF SHAREHOLDERS

                                                                   JUNE 23, 1999

                                    APPENDIX

    FORM OF PROPOSED AMENDMENT TO 1996 STOCK INCENTIVE PLAN OF GENESCO INC.


Section 9 of the 1996 Stock Incentive Plan of Genesco Inc. is hereby amended to read in its entirety as follows:

SECTION 9.      AWARDS TO OUTSIDE DIRECTORS.

         (a) The provisions of this Section 9 shall apply only to awards to Outside Directors in accordance with this Section 9. The Committee shall have no authority to determine the timing, terms or conditions of any award under this
Section 9.

         (b) On the date of the Annual Meeting of Shareholders at which an Outside Director is elected as an Outside Director for the first time, such Outside Director will receive and on the date of the 1997 Annual Meeting of Shareholders of the Corporation, each Outside Director will receive an automatic grant of restricted stock pursuant to this Section 9 (the "Outside Directors Restricted Stock") in a number of shares of stock which will be determined by dividing:

         (i)  $15,000 by

         (ii) the average of the daily closing prices of the Stock for the first five (5) trading days of the month in which the Annual Meeting is held (as reported in The Wall Street Journal), rounding up or down any fractional share of Stock to the nearest whole share.

         (c) The Outside Director Restricted Stock shall vest as follows:

         (i) At the first Annual Meeting of Shareholders following the Annual Meeting at which the Outside Director Restricted Stock was granted, if the grantee is still serving as a director of the Corporation, the Outside Director Restricted Stock shall vest with respect to one-third of the shares of the Outside Director Restricted Stock;

         (ii) At the second Annual Meeting of Shareholders following the Annual Meeting at which the Outside Director Restricted Stock was granted, if the director is still serving as a director of the Corporation, the Outside Director Restricted Stock shall vest with respect to one-half of the remaining shares of the Outside Director Restricted Stock; and

         (iii) At the third Annual Meeting of Shareholders following the Annual Meeting at which the Outside Director Restricted Stock was granted, if the director is still serving as a director of the Corporation, the Outside Director Restricted Stock shall vest with respect to the remaining shares of Outside Director Restricted Stock.

         (d) By written notice to the Secretary of the Corporation given at least six months prior to the end of a fiscal year, an Outside Director may elect irrevocably to receive all or a specified portion of his annual retainers for board membership and any committee chairmanship for the following fiscal year in a number of shares of restricted stock (the "Retainer Stock") determined by dividing the total amount of retainer specified in the election by 75% of the average of the daily closing prices of the Stock on the New York Stock Exchange (as reported in The Wall Street Journal) for the last five trading days of the fiscal year in which the election was made. Shares of the Retainer Stock shall be granted as of the first business day of the fiscal year as to which the election is effective, subject to forfeiture to the extent not earned upon the Outside Director's ceasing to serve as a director or committee chairman during such fiscal year.

         (e) Until the earlier of (i) five years from the date of grant and (ii) the date on which the Outside Director ceases to serve as a director of the Corporation (the "Outside Director Period of Restriction"), no Outside Director Restricted Stock or Retainer Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.

             Each certificate representing Outside Director Restricted Stock and Retainer Stock granted pursuant to this Section 9 shall bear the following legend:

                    "The sale or other transfer of the shares represented by
             this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Genesco Inc. 1996 Stock Incentive Plan (the "Plan"), and rules of administration adopted pursuant to such Plan. A copy of the Plan and the rules of such Plan may be obtained from the Secretary of Genesco Inc."

Once the Outside Director Period of Restriction has lapsed, the grantee shall be entitled to have the legend required by this Section 9 removed from such stock certificate(s); provided however, that such certificate shall be subject to any legend required by applicable state or federal law.

         (f) From the date on which the Outside Director Restricted Stock and Retainer Stock is granted, grantees awarded such Stock may exercise full voting rights with respect to the Outside Director Restricted Stock and Retainer Stock.

         (g) Grantees holding Outside Director Restricted Stock or Retainer Stock that has vested in accordance with Section 9(c) or (d) hereof shall be entitled to receive all dividends and other distributions paid with respect to such shares of Stock while they are so held. If any such dividends, or distributions are paid in Stock, such shares of Stock shall be subject to the same restrictions on transferability as the shares of Outside Director Restricted Stock or Retainer Stock with respect to which they were paid.

         (h) Annually on the date of the Annual Meeting of Shareholders of the Corporation, each Outside Director shall receive the automatic grant of options (the "Outside Director Stock Options") to purchase 4,000 shares of Common Stock at an exercise price equal to the Fair Market Value of the Common Stock on the date of grant. The Outside Director Stock Options shall become exercisable six months after their respective dates of grant, and shall expire at 11:59 p.m. Nashville, Tennessee, time on the tenth anniversary of their respective dates of grant. They may be exercised by giving written notice of exercise, accompanied by payment in full of the exercise price, either by check or by wire transfer of funds. The Outside Director Stock

Options shall not be transferable except by will or by the laws of descent and distribution. In the event of the death of an Outside Director holding Outside Director Stock Options, they may thereafter be exercised, to the extent they were exercisable at the time of death, by the legal representative of the estate or by the legatee under the will of the Outside Director, for a period of one year after the date of death or until their earlier expiration, whichever period is shorter. If an Outside Director ceases to serve on the Board of Directors for any reason other than death, the Outside Director's Outside Director Stock Options may thereafter be exercised, to the extent they were exercisable at the date on which the holder's service terminated, for a period of three months after such date or until their earlier expiration, whichever period is shorter.

         (i) All restrictions imposed on the Outside Director Restricted Stock and Retainer Stock shall expire and all Outside Director Stock Options shall vest automatically upon a Change in Control, but the Outside Director Restricted Stock, the Retainer Stock and the Outside Director Stock Options shall not otherwise be subject to Section 10 hereof.

         (j) All shares of Outside Director Restricted Stock and Retainer Stock and all Outside Director Stock Options which have not vested in accordance with
Section 9(c), (d) or (h), as applicable, at the time of a grantee's resignation, removal or failure to be elected as a member of the Board of Directors shall be forfeited and such forfeited shares shall again be available for award hereunder.

         (k) The Board may not amend or alter this Section 9, except as provided in Section 11, without the approval of the holders of a majority of the issued and outstanding shares of Common Stock, and in no event shall this Section 9 be amended more than once every six months, other than to comply with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

PROXY

                                  GENESCO INC.
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                  THE COMPANY FOR ANNUAL MEETING JUNE 23, 1999

The undersigned hereby constitutes and appoints David M. Chamberlain, Ben T. Harris, and W. Lipscomb Davis, Jr., and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Shareholders of GENESCO INC. to be held on June 23, 1999, and at any adjournments thereof, on all matters coming before said meeting.

                         CHANGE OF ADDRESS: (Comments)

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
(If you have written in the above space, please mark in the corresponding box on the reverse side of this card)

You are encouraged to specify your choice by marking the appropriate boxes, SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations, though you must sign and return this card if you wish your shares to be voted.

                                                              [SEE REVERSE SIDE]

    Please mark your
[X] votes as in this
    example.

    This proxy when properly executed will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR each of the proposals referred to below.
                              The Board of Directors recommends a vote FOR all proposals.
                 FOR  WITHHELD                                                                                  FOR  AGAINST ABSTAIN
1. Election of   [ ]    [ ]     Nominees:
   Directors                    L. L. Berry, D.M. Chamberlain, W. L. Davis, Jr.,   2. Approval of Amendment to  [ ]    [ ]     [ ]
                                B. T. Harris, K. Mason, J.C. Gordon,                  1996 Stock Incentive Plan
                                W. A. Williamson, Jr., W.S. Wire II and
                                G. M. Witkin
For, except vote withheld from the nominee(s) indicated below.        Change of
                                                                       Address/  [ ]
                                                                    Comments on
                                                                   Reverse Side
______________________________________________________________
                                                                                By signing, you revoke all proxies heretofore given.
                                                                                PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY
                                                                                CARD PROMPTLY USING THE ENCLOSED ENVELOPE.







SIGNATURE(S)___________________________________________________________________________ DATE _____________________________
Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer.